THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this "**Agreement**") is entered into as of this 13th day of ~~November~~ December, 2024 (the "**Effective Date**") by and between **SCIENCE PARK DEVELOPMENT CORPORATION**, a Connecticut non stock corporation having its office at 5 Science Park, New Haven, Connecticut 06511 (the "**Landlord**"), and **ARVINAS OPERATIONS, INC.**, a Delaware corporation having a principal place of business at 5 Science Park, 1st Floor, New Haven, Connecticut 06511 (the "**Tenant**") in modification of that certain Lease between the Landlord and the Tenant dated as of November 15, 2019 (the "**Original Lease**") as amended by the First Amendment to Lease between Landlord and Tenant and dated as of February 27, 2020 (the "**First Amendment**"), and as further amended by the Second Amendment to Lease between Landlord and Tenant and dated as of January 4, 2021. The Original Lease as modified by the First Amendment and the Second Amendment, are referred to herein as the "**Lease**".

WHEREAS, the Landlord and the Tenant are parties to the Lease which is in full force and effect; and

WHEREAS, the Landlord and the Tenant wish to modify the Lease as more fully set forth herein; and

NOW, THEREFORE, the Landlord and the Tenant agree as follows:

1. **Amendments to Lease.** As of the January 1, 2025, the following modifications are made to the Lease:

a) Section 2.1 of the Lease is modified by amending and restating the last sentence thereof to read in full as follows:

> Unless sooner cancelled or terminated or extended in accordance with the terms of this Lease, the Term will expire with respect to the entire Leased Premises as of December 31, 2029 (the "**Expiration Date**").

b) Section 3.1.A. of the Lease is modified by adding the following as the schedule of Base Rents payable by Tenant commencing as of January 1, 2025:

Months of Term	Base Rent Rate (Annually per RSF)	Applicable RSF	Monthly Base Rent
January 1, 2025 – December 31, 2025	$29.50	3,520	$8,653.33
January 1, 2026 – December 31, 2026	$30.98	3,520	$9,087.47
January 1, 2027 – December 31, 2027	$32.52	3,520	$9,539.20
January 1, 2028 – December 31, 2028	$34.15	3,520	$10,017.33
January 1, 2029 – December 31, 2029	$35.86	3,520	$10,518.93

c) Section 3.2.A. of the Lease is modified to restate the following definitions:

"Base Operating Expense Year" shall mean the calendar year 2025.

"Base Property Tax Year" shall mean the calendar year 2025.

"Base Operating Expenses" shall mean the amount of Operating Expenses attributable to the Base Operating Expense Year.

"Base Property Taxes" shall mean the amount of Property Taxes attributable to the Base Property Tax Year.

d) Section 3.2.B. of the Lease is amended by changing the reference from "January, 2019" to "January, 2026."

e) Section 3.4 of the Lease is modified by adding the following to the schedule of the Electricity charge payable by Tenant, as follows:

Months of Term	Electricity Charge (Annually/RSF)	RSF	Monthly Electricity Charge
January 1, 2025 – December 31, 2029	$4.00	3,520	$1,173.33

f) Article 35 is hereby amended and restated as follows:

ARTICLE 35 OPTION TO EXTEND

35.1. Option to Extend. Provided Tenant is not in default in its obligations hereunder beyond any applicable cure period, Tenant shall have the option to extend this Lease for one additional successive term (hereinafter referred to, as applicable, as the " **Extended Term**") commencing immediately upon the expiration of the Term hereof and continuing for a period of five (5) years, provided that Tenant proceeds strictly in accordance with the provisions of this Article 35. On or before the date that is two hundred seventy (270) days prior to the Expiration Date for the Term (the **"Notice Date"),** Tenant shall advise Landlord in writing that Tenant wishes to extend the term of this Lease (hereinafter referred to as **"Tenant's Extension Notice").** If at the time Landlord receives Tenant's Extension Notice this Lease is in full force and effect without default on the part of the Tenant beyond any applicable cure period, then, during the next thirty (30) days, Landlord shall notify Tenant in writing of the Base Rent pursuant to Article 3 of the Lease which shall be due for the Extended Term. The Base Rent specified by Landlord shall be equal to Landlord's projected fair market Base Rent as of the commencement of the Extended Term, for comparable space in comparable buildings in New Haven, taking into account all relevant factors, including, without limitation, Tax and Expense Increases (the "**FMV Rent Notice**").

35.2. Base Rent for the Extended Term. Tenant shall have 21 days after receipt of the FMV Rent Notice in which to send Landlord a written dispute as to the proposed Base Rent specified in the FMV Rent Notice. If Tenant agrees to pay such new Base Rent or if Tenant does not send a written dispute of the new Base Rent specified in the FMV Rent Notice within such 21 day period, Tenant shall be deemed to have agreed to pay such Base Rent. If Tenant sends Landlord a written dispute as to the Base Rent proposed in the FMV Notice, the Base Rent for the Extended Term shall be determined pursuant to the arbitration system set forth in Article 35.3 below.

35.3. Arbitration of Fair Market Rent. In the event that Tenant sends written notice to Landlord disputing the FMV Rent Notice within 21 days of Tenant's receipt of the FMV Rent Notice, each of Landlord and Tenant shall, at its own respective cost and expense, retain a real estate broker, who must have ten (10) years of experience in commercial leasing in the New Haven market, to determine the fair market Base Rent for the Leased Premises as of the commencement date of the Extended Term (taking into account all relevant factors, including, without limitation, Tax and Expense Increases), which appraisals must be completed and submitted within thirty (30) days of the commencement of the appraisal process by Tenant's notice electing arbitration. If the two appraisals are within ten percent (10%) of each other, then the average of the two appraisal amounts shall constitute the Base Rent which shall be due during the Extended Term. If the two appraisals are not within ten percent (10%) of each other, the two brokers shall select a third real estate broker (who must also possess the minimum qualifications described above), who within the next thirty (30) days shall select one of the two appraisal amounts which shall then constitute

the Base Rent which shall be due during the Extended Term. Landlord and Tenant shall each bear one-half of the cost of said third broker. The appraisal process shall be binding upon both Landlord and Tenant.

35.4. Extended Term. Upon determination of the Base Rent for the Extended Term pursuant to Section 35.2 and 35.3 of this Lease, as applicable, this Lease shall be extended for the Extended Term, without the execution of any additional documents, and each and every term and condition of this Lease shall apply during the Extended Term, except only that: (i) the Base Rent specified in Article 3 of this Lease during the Extended Term shall be as determined above, and (ii) the phrase "term of this Lease" and "Term" shall be construed to include the Extended Term and thus the new Expiration Date shall be the last day of the Extended Term.

35.5. Failure to Exercise Option. If Tenant shall fail to give Landlord written notice of Tenant's exercise of the Extended Term on or before the Notice Date, time being of the essence, Tenant shall have no right to extend this Lease for the Extended Term and this Lease shall terminate as provided in Article 3 of this Lease and Tenant shall vacate the Leased Premises on or before the Expiration Date in accordance with the provisions of this Lease.

2. **Schedule.** **Schedule A-4** attached hereto is hereby made a part of the Lease as amended by this Agreement.

3. **Expense and Tax Increases; Adjustments and Audits.** With respect to the calculation of Tenant's Proportionate Share of any Expense and Tax Increases with respect to calendar year 2024, Sections 3.2.B. and 3.8 of the Lease, as unmodified by this Agreement, shall govern and control such that any underpayments or overpayments of Tenant's Proportionate Share of Expense and Tax Increases shall be payable by Tenant or Landlord, to the other, as applicable.

4. **Right of First Offer**. Provided Tenant shall not be in default of the Lease beyond the expiration of any applicable notice and/or cure periods, then any time any other portion of Building 4 (the "Available Premises") becomes available for leasing during the balance of the Term, Landlord shall, before putting the Available Premises on the market for lease, notify Tenant in writing that the Available Premises is available upon certain set forth economic and leasing terms (the "Proposed Terms"). Upon the giving by Landlord of such notice of the availability of the Available Premises as aforesaid, Landlord shall deliver to Tenant a detailed term sheet (the "Term Sheet") in respect of the Available Premises, which Term Sheet shall incorporate the Proposed Terms, and Tenant shall thereupon have a period (the "Notice Period") of twenty (20) days to accept or reject such Term Sheet. If Tenant accepts such Term Sheet within the Notice Period, Landlord and Tenant shall amend the Lease to incorporate the Proposed Terms as set forth in the Term Sheet. If Tenant shall fail to accept the Term Sheet within the Notice Period (time being of the essence with respect thereto), Landlord shall have the full and unfettered right to negotiate with any third party for a leasing of the Available Premises on such terms and conditions on which Landlord and such third party may then agree, whether such terms and conditions are

more or less favorable to such third party than the terms and conditions set forth in the Term Sheet, and Tenant shall have no other or further right or option with respect to such Available Premises. For purposes of this section "Available Premises" shall not include the following: (a) space which a then existing tenant desires to continue to occupy regardless of whether such tenant has a renewal option; and (b) the space identified on **Schedule A-4**, as not being subject to Tenant's rights under this paragraph. Furthermore, any Proposed Terms shall require that the lease term shall be co-terminus with the Expiration Date of this Lease, provided, however, that if one year or less remains on the Term of this Lease, Tenant must exercise any remaining right to an Extended Term or, if no right to an Extended Term remains under this Lease, Landlord may require Tenant to extend the Term of this Lease, on terms and conditions mutually acceptable to Landlord and Tenant, such that there is at least a five (5) year Lease Term under this Lease as modified to include such Available Premises.

5. **Building 4 Security.** The parties recognize the importance of limiting access to Building 4 to authorized persons only. No later than one hundred twenty (120) days following the Effective Date, Landlord shall retain a building security consultant (unless such consultant is reasonably rejected by Tenant within 5 business days of email notification from Landlord as to the identity of the proposed building security consultant) to assess the status of Building 4 security and to make recommendations to improve Building 4 security based upon the nature of the tenancies in Building 4, the nature of the work being performed therein, and the use of Building 4 as a passageway by employees of tenants in Building 5. The security expert consultant's recommendations shall be shared with Tenant. Based on such recommendations, Landlord and Tenant will confer and agree on a mutually acceptable security enhancement program (if mutually determined to be necessary) to be implemented on or before 180 days following the Effective Date, subject to extension provided that Landlord is diligently pursuing the implementation of any agreed upon security enhancement program. The costs and expenses of any agreed upon security enhancement program shall be equitably allocated.

6. **Nondisturbance**. Landlord represents to Tenant that as of the Effective Date, (a) Landlord owns fee simple title to the Property, (b) there are no superior leases encumbering the portion of the Property where Building 4 is located; and (c) the only mortgage encumbering the portion of the Property where Building 4 is located is held by Connecticut Innovations Incorporated (the "Existing Lender"). Notwithstanding anything to the contrary contained in the Lease, Landlord shall be obligated to obtain for the benefit of Tenant a commercially reasonable Subordination Nondisturbance Agreement (as defined in the Lease) from the Existing Lender and any future lenders or ground lessors of the Property.

7. **Reaffirmation of Lease.** In all other respects, the Lease, as hereby amended, is reaffirmed by the Parties and shall be and remain in full force and effect.

8. **Landlord and Tenant Remain Obligated.** Nothing herein shall constitute a waiver or release by the Landlord or the Tenant of any unperformed obligations of the other under the Lease as modified by this Agreement.

9. **Brokerage.** Landlord shall pay an agreed commission to Colliers International by way of a separate agreement. Landlord represents to Tenant that no other broker has any right

to lease space at the Property and Landlord agrees to indemnify and hold Tenant harmless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Tenant as a result of any party asserting a right to a fee or commission claiming to have acted by, under, through or on behalf of the Landlord. Tenant agrees to indemnify and hold Landlord harmless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Landlord as a result of any party other than Colliers International claiming a fee or commission by, under or through Tenant on account of this Agreement and/or the extension of the Term of the Lease provided for in this Agreement.

10. **Later Provision Controls.** In case of any inconsistency between the provisions of the Lease and this Agreement, the provisions of this Agreement shall govern and control. Without limiting the meaning or application of the foregoing sentence in any manner, the provisions of Paragraph 8 of this Agreement supersede and replace Article 29 with respect to this Agreement.

11. **Capitalized Terms.** Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Lease.

12. **Entire Agreement**. This Agreement sets forth the entire agreement between the parties and there have been no additional oral or written representations or agreements with respect to the matters set forth herein.

13. **Counterparts**. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by telecopy or otherwise electronically shall be valid and effective to bind the party so signing. Each party agrees promptly to deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronic signature and shall accept the telecopied or electronic signature of the other party to this Agreement.

[The Signature Page(s) Follow.]

Dated as of the date and year first above written.

Signed, Sealed and Delivered In the Presence of:	**TENANT:** ARVINAS OPERATIONS, INC.
Witness Name: Christina Bailey	By: ______
Witness Name: Melissa Conners	Name: Andrew Saik Title: CFO

LANDLORD:
SCIENCE PARK DEVELOPMENT CORPORATION

Witness Name:

Witness Name:

By:______________________
Clio Nicolakis
Executive Director and Controller

STATE OF CONNECTICUT)
) ss.: New Haven November 21, 2024
COUNTY OF NEW HAVEN)

On this date personally appeared before me, Andrew Saik, who acknowledged himself to be the duly authorized CFO of Arvinas Operations, Inc., a Delaware corporation, and that the execution hereof was the free act and deed of such corporation and his/her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

ELSIE ODISHAW
Notary Public, State of Connecticut
My Commission Expires 06/30/2028

____
Commissioner of the Superior Court/Notary Public

STATE OF CONNECTICUT)
) ss.: New Haven November __, 2024
COUNTY OF NEW HAVEN)

On this date personally appeared before me, Clio Nicolakis, who acknowledged herself to be the duly authorized Executive Director and Controller of Science Park Development Corporation, a Connecticut non stock corporation, and that the execution hereof was the free act and deed of such corporation and her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

____
Commissioner of the Superior Court/Notary Public

Dated as of the date and year first above written.

Signed, Sealed and Delivered In the Presence of:	**TENANT:** ARVINAS OPERATIONS, INC.
______________________ Witness Name:	By: ______________________ Name: Title:
______________________ Witness Name:	
______________________ Witness Name: Nathan Berger	**LANDLORD:** SCIENCE PARK DEVELOPMENT CORPORATION
______________________ Witness Name: David Silvestro	By: ______________________ Clio Nicolakis Executive Director and Controller

STATE OF CONNECTICUT)
) ss.: New Haven November __, 2024
COUNTY OF NEW HAVEN)

On this date personally appeared before me, _______, who acknowledged himself to be the duly authorized __________ of Arvinas Operations, Inc., a Delaware corporation, and that the execution hereof was the free act and deed of such corporation and his/her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

____
Commissioner of the Superior Court/Notary Public

STATE OF CONNECTICUT)
) ss.: New Haven November 26 2024
COUNTY OF NEW HAVEN)

On this date personally appeared before me, Clio Nicolakis, who acknowledged herself to be the duly authorized Executive Director and Controller of Science Park Development Corporation, a Connecticut non stock corporation, and that the execution hereof was the free act and deed of such corporation and her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

____
Commissioner of the Superior Court/~~Notary Public~~

Schedule A-4



Space not subject to ROFO (Section 4 of 3rd Amendment)
TENANT "1A" 6,233 S.F.
B.C.A. 2,100 S.F.
TENANT "1B" 1,107 S.F.
V.P. 2 284 S.F.
TENANT "1C" 4,784 S.F.
V.P. 1 103 S.F.
FLOOR COMMON 83 S.F.

FIRST FLOOR PLAN

4 SCIENCE PARK
NEW HAVEN, CT

SCALE

0' 5' 15' 35'

BASE LEASE PLAN

KEY

VP	VERTICAL PENETRATION
BCA	BUILDING COMMON AREA
FCA	FLOOR COMMON AREA
--	AVAILABLE TENANT AREA

84 Orange Street
New Haven
Connecticut 06510
203 786-5110

ARCHITECTS

SVIGALS + PARTNERS

DRAWING TITLE: FIRST FLOOR	SCALE: AS NOTED	DRAWING NO: A1
	DATE: 2022-01-31	
FILE NO:	JOB NAME: 4 SCIENCE PARK RENOVATION	JOB NO: 1742.01	PAGE NO: